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                                                         Exhibit 20


Dear Friends and Neighbors,

The poultry producers of WLR Foods started with a single petition of support a couple weeks ago and this week presented signatures from all of these people to us. Originally it started as a statement from the Shenandoah Valley Wampler-Longacre producers and on this page you will see names of other neighbors who insisted on having their name included. Altogether, 543 people signed as of publication of this newspaper. We are so touched by the leadership and courage of these people. Their support symbolizes what has always been the WLR Foods way. We want to thank everyone.



Charles W. Wampler, Jr.       Herman D. Mason         James L. Keeler
Chairman, Board of Directors  Vice Chairman, Board    President and Chief
                              of Directors            Executive Officer


                              "WLR Supporters

      We the undersigned producers, feel strongly about keeping honest competition between poultry processors in the Valley. Competition will be good for all poultry producers -- WLR, Rocco, and Tyson.
      WLR directors and supervisors are local men and women that are community involved. Mr. Wampler and others have spent their entire life improving the poultry industry.
      We of the WLR family have a good contract and opportunity to grow with them. We should have choice for whom we grow and we choose WLR."

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
Benjamin Adamson           Duane Blosser               Mrs. John Chrostophel      Shirley R. Cubbage         Beverly Evans
Cathy Alger                Ronnie Blosser              William L. Clark           Stephen Cubbage            Frederick Evick
J.E. Alger                 Robert Bobo                 Larry Clayton              Terry R. Cubbage           William F. Evick, Jr.
Luella C. Alger            Cecil Bogge, Jr.            Sheldon J. Cline           Vada Cubbage               Jim Eye
Darl D. Alt                Michael Boggs               Russell M. Coffey          Virgil R. Cubbage          Robert L. Farley, Jr.
Darren Alt                 Brent Borg                  Bruce Coleman              Hazel Cullers              Sharon Feaster
George W. Anderson         Jim Bowers                  Carl Collins               Norman Cullers             Allen O. Fitzwater
Mary Anderson              John F. Bowers              Randall L. Comer           James R. Cunningham        Douglas L. Flory
Paul R. Arbogast           Lucille H. Bowers           I.J. Conley                Matt Curry                 Greg Foltz
Sam Arey                   Charles Bowman              Lt. James D. Conley        Steve Darnell              Terry Forren
Charles Armstrong          Philip L. Bowman            Darvin Cook                Donna Davis                Michael Fortino
Cole Armstrong             T.J. Bowman                 Donald Cook                Ralph J. Davis, Jr.        Bobby Fox
Raymond E. Ault            William H. Bowman           Iana Cook                  Arno Delawder              John Fox
Jerry R. Auville           Chris Brown                 Jessie Cook                N.L. Dinges, Jr.           Kirby Fox, Jr.
Raymond W. Ayers           J. Darryl Brumback          Mike Cook                  Vicki Dinges               Jason Franz
Edward R. Baker            John J. Brumback            Nicole Cook                Daryl Dinsmore             Lucy Freed
Alton Bare                 Carl Burgess                Randy Cook                 Allen C. Dove              Alice Gardner
June K. Bare               Donald Burgess              Scott T. Cook              Andrew H. Dove             Barbara Gardner
Kent Bare                  Boyd Burkholder             Linda S. Couch             Donna Dove                 Everett L. Gardner
Don Bazzle                 Brent Burkholder            Elaine E. Craig            Eileen Dove                Hershel H. Gardner
Donnie Bazzle              Brian Burkholder            Stanley L. Craig           Paul W. Dove               Arthur W. Garner
J.E. Bazzle                Jessie Byerly               Dorold Crawford, Sr.       Ralph R. Dove              John Geil, Jr.
Belle Meade Farm           Joseph Trent Byerly         R.V. Crump                 Jean S. Dovel              John Geil, Sr.
Nolan Paul Bennett         Matha M. Byerly             Sarfield Ralph Cubage      Russel H. Driskill, Jr.    Bennie I. Getz
D. Benzinger               Lorenzo Caldwell            Earl Cubbage               Norlyn Driver              Ceryl Gilliam
Valerie L. Benzinger       Steven Caldwell             Erman Cubbage              David A. Dyer              Mick Gilliam
Cathy Berg                 Jake Caplinger, Jr.         Gerald L. Cubbage          Charles Eberly             Sherry Gilliam
Denver Bergdoll            Marvin Carr                 Gregory Cubbage            Lelia Eberly               Dennis Gochenour
Tom Billhimer              Mike Carr                   James K. Cubbage           Sonya Eberly               Reggie Goldizen
Lawrence Blaire            Mary H. Cassell             Janie Cubbage              Warren Eberly              Buddy Vance Good
Nancy H. Blakemore         Jeff Chandler               Jeanette Cubbage           Allen V. Evans             Cindy Good
Carroll Blosser            Kathy Chandler              Ronnie W. Cubbage                                     Larry M. Good
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Lucien L. Good             Beverly Keiter              Joseph F. Minnick, IV      Glenn Riggleman            Larita M. Shuler
Patricia A. Good           H.D. Keplinger              Aaron Minor                Judy Riggleman             Jeffery Shumate
Robert Graves              Kevin S. Keplinger          Bruce A. Minor             Pearl Riggleman            Robert S. Shutterworth
John R. Greenwalt          Lonnie Keplinger, Jr.       Kathy Minor                Shannon Riggleman          Floyd J. Simmons
Charles H. Hagerty         Lonnie Keplinger, Sr.       Shawn A. Minor             J.W. Riley, Jr.            Orpha Simmons
D. Wayne Hamilton          Ralph T. Keplinger          Alice Mongold              Winston Ringgold           Boyd D. Siron
Dawn H. Hamilton           Randy A. Keplinger          Clites Mongold             George Ritchie             Ann Sites
Mark C. Hamric             Sara Keplinger              John Mongold               Greg Ritchie               Bud Sites
Freda L. Harman            Denver Ketterman            John D. Mongold            James Ritchie              Eddie Sites
John H. Harman             Paul Ketterman              Sandra Mongold             Richard W. Ritchie         Jesse Sites
Paul W. Harman             Tina Ketterman              Wes Mongold                Alvin Roadcap              Michael D. Sites
Richard G. Harman          Carl Kimble                 Larry Moore                Robert E. Roe              Earl Skiles
Steve Harper               Reed Kimble                 M.A. Moore                 Rodney Rohrbaugh           Ben R. Smelser
Doug Hartman               Phillip Kiracofe            Robert Moran               Clifford S. Rohrer         Chester R. Smith
Bill Haviland              Beatrice Kite               Gwen Motts                 Amanda Rose                David L. Smith
Darmon Hedrick             Bobby Kite                  Allen T. Moyer, II         Robert Rowe                Debra Smith
Paul Hedrick               Debra Kite                  Barbara H. Moyer           Shannon Rose               Earl P. Smith
Wesley S. Henkel           Otis Kite                   Eugene K. Moyer            J. Ruddle                  Gail E. Smith
Debra Hensley              Bill M. Kitts               Franklin W. Moyer          Richard Ruddle             Gary Smith
Richard Hesse              Lela M. Kitts               Kevin E. Moyer             Thomas Lee Ruleman         Ken Smith
Eric D. Hevener            Ed Knicely                  Carroll A. Moyers          Vate L. Ruleman            Larry G. Smith
Keith A. Higgs             Everett D. Knicely          Lois S. Moyers             Dwayne R. Runion           Margaret Smith
Luanne Higgs               Marion Knicely              John F. Murphy             Arthur J. Ryan             Michelle Smith
Karol Hill                 Ervin Koogler               Rose Mary Murray           Carolyn L. Ryan            Randal C. Smith
Mike Hill                  Mark Lambert                D.J. Myers                 Rodney R. Ryan             Rodney Smith
Randell Hill               Mary Beth Lambert           Leona Myers                Susan C. Sager             David F. Snell
Lilliard Hilliard          Edgar Lamma, Jr.            Richard Myers              Delane Sampsell            Ed Snell
Joe Hines                  Ada LaPage                  Bessie Nelson              Gerald Scarborough         Millard Sonifrank
Buzz Hinkle                Joe LaPage                  Peggy Nelson               Bruce E. Secrist           Brian Sorells
Annette Laverne Hoch       Robert Lambert, Jr.         Bob Nesselrodt             Gene See, II               Richard Sorells
James Holsinger, Jr.       Tony Layman                 Roger Nesselrodt           Grover M. See              Cheryl J. Sours
Charlotte Hoover           David A. Lewis              L.B. Newman                Jane Cauley Seegar         Rex A. Sours
Charles E. Horn            Richard B. Lory             Kimberley H. Nixon         David Seymour              William P. Spitler
Charles E. Horn, Jr.       R.W. Lough                  Robert T. Nixon, II        J.G. Shank                 Jod B. Sponaugle
Faye H. Horn               Gerald Mallow               Doug Orndoff               Bonnie J. Sharpes          Harry B. Sponougle
J. Craig Hott              Dave Martin                 Foster E. Orndorf          Don Sharpes                James K. Sponougle
Jeff Hott                  Elmer Martin                Clyde Ours                 Donald Sharpes             James Strawderman
Kimbra A. Hott             J.C. Martin                 Clyde Ours, Jr.            Ronald Sharpes             Paula Strawderman
Paula Hott                 James L. Martin             Duane E. Painter           Buddy L. Shaver, Jr.       Ray Strawderman
Franklin L. Housden        John G. Martin              Richard B. Parkinson       David R. Shiflett          Roda Strawderman
Johnnie F. Housden         Joyce Martin                John Pence                 Kitra A. Shiflett          Lee Roy Strickler
Lynn D. Housden            Ken Martin                  Walter Petit               Mrs. Robert J.             Rodney M. Stultz
Sue Housden                Leonard C. Martin           R.C. Phares                Shiflett                   Ruth P. Stultz
Deborah Huffman            Martha Martin               Arthur Pitsenbarger        R.J. Shiflett              Kathy Stump
Glenn Huffman              Wililam C. Martin           Ron Pitsenbarger           A.D. Shinaberry, Jr.       Ray Stump
Joe Huffman                Chuck Mathias               Tam Plaugher               D.F. Shinaberry            Larry C. Sullivan, Jr.
Rickie Huffman             Lowell Mathias              Loy R. Poling              H.L. Shinaberry, Jr.       Larry C. Sullivan, Sr.
Robert Huffman             Vickie Mathias              Orville Price              Eleanor Shipe              David F. Swecker
Robert Huffman             Durwood May                 Charles F. Props           Freel Shipe                William L. Switzer
Wayne Huffman              Jacob E. May                Jerry S. Propst, Jr.       Richie Shoemaker           Dwight D. Swope
Bob Hughes                 Ronald McCoy                Robert L. Propst           Allen Showalter            Richard K. Swope
David Hughes               Gloria McCully              James Puffenbarger         Dale Showalter             Roy W. Swope
John W. Hughes             Betty McDonald              Franklin D. Ray            David F. Showalter         John Z. Taylor
Noah Hughes                Doug McNett                 Todd Reamer                Dorothy Showalter          Mark A. Taylor
Brown Hupp                 Linda McNett                Jane Reedy                 Eua Showalter              W.C. Taylor
Gale Hupp                  Sonny Meyerhoeffer          Dale Reeves                Harry H. Showalter         William H. Taylor
Craig Hutchinson           Donald W. Michael           Ernie Reeves               Leonard Showalter          Alice Teter
Scott Ijames               Imogene Michael             Rick Reeves                Mark Showalter, Jr.        David Tetter
Wes Jamison                James I. Michael            Sharon Reeves              Marie Showalter            Jeff Thomas
David Jenkins              Nancy Michael               Elaine Rexrode             Mike Showalter             Julian Thompson
Winton E. Joseph           Bradley Miller              Charles A. Rhoads          Reba Showalter             Tommy Thompson
Tim Judy                   Jerry Miller                Jay Rhodes, Jr.            Ron Showalter              Dennis Trissel
Juniper Hill Farms         Kevin Miller                Kenny F. Rhodes            Ruel J. Showalter          Greg Trissel
V.L.D. Kagey               Norris E. Miller            Robert Rhodes              S. Frank Showalter         Daniel C. Turner
N. Keith Karicofe          P. Nelson Miller            Timothy P. Rhodes          Wayne Showalter            Danny Turner
Barry Keiter               Charlie S. Mills, Jr.       Fred Riggleman             Kenneth W. Shuler          David Turner

Ikey Turner                Hillary Verwall             Donald Watson              Malcolm Wilfong            David Workman
Jerry P. Turner            Raymond Via                 Tony O. Weakley            Charles B. Williams        Aaron Yoder
Noah Turner                Sylvia J. Via               Bruce Weimer               John Williams              Steve Yoder
Rodney J. Turner           Estelle Wagner              Sheldon Wenger             Rennick C. Williams        And our apologies to
Sue Turner                 Sherman Walker              Wilda Wenger               Robert E. Williams         eight other people
Wayne A. Turner            Amos Wampler                Garnett W. Whetzel         Robert R. Williams         whose signatures we
Steven Tusing              Daniel L. Wampler           Kathleen Whetzel           Samuel S. Williams         couldn't read very
Valley Pike Farm           Dorothy W. Wampler          Randy L. Whetzel           C. Ron Wilson              well.
Ralph L. Vance, Sr.        Kenneth L. Wampler          William Ray Whetzel        Mark Wimer
Hoppy VanMeter             Ronald Wampler              Daniel B. Whitmore         Wilma Wimer
Steven E. Varner           D. Mason Ware               Danny Wilburn              Carl D. Witmer

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[Logo of Wampler -         [Logo of WLR Foods]        [Logo of Cassco Ice &
Longacre]                                             Cold Storage]
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